News Release

Exhibit 99.1

Acuity Brands Reports Record Quarterly and Full-Year Results
Net Sales and Earnings Reach All-Time Highs
ATLANTA, October 5, 2016 - Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced record fourth quarter and full-year results for net sales, net income, and diluted earnings per share (“EPS”). Fiscal 2016 fourth quarter net sales of $925.5 million increased $166 million, or 22 percent, compared with the year-ago period. Operating profit for the fourth quarter of fiscal 2016 was $135.1 million, an increase of $23.3 million, or 21 percent, over the year-ago period. Net income for the fourth quarter of fiscal 2016 was $82.9 million, an increase of 38 percent compared with the prior-year period. Fiscal 2016 fourth quarter diluted EPS of $1.89 increased 38 percent compared with $1.37 for the year-ago period.
Adjusted diluted EPS for the fourth quarter of fiscal 2016 increased 27 percent to $2.21 compared with adjusted diluted EPS of $1.74 for the year-ago period. Adjusted operating profit for the fourth quarter of fiscal 2016 increased $32.9 million, or 27 percent, to $156.5 million, or 16.9 percent of net sales, compared with the year-ago period adjusted operating profit of $123.6 million, or 16.3 percent of net sales. Adjusted results for both periods exclude the impact of amortization expense for acquired intangible assets, share-based compensation expense, acquisition-related items (including acquired profit in inventory and professional fees), net loss on financial instruments, special charge for streamlining activities, and impairment of intangible asset. Management believes these items impacted the comparability of the Company's results and that adjusted financial measures enhance the reader’s overall understanding of the Company's current financial performance by making results comparable between periods. A reconciliation of adjusted financial measures to the most directly comparable U.S. GAAP measure is provided in the tables at the end of this release.
Vernon J. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands, commented, “We were very pleased with our achievement of record fourth quarter and full-year results. These results are even more impressive when one considers that we continued to invest in our strong sales growth and areas with significant future growth potential, including the expansion of our solid state luminaire and controls portfolio as well as our building management, software, and Internet of Things solutions. Fourth quarter’s adjusted gross profit margin of 43.5 percent represented an increase of 120 basis points over prior year’s fourth quarter, while adjusted operating profit margin of 16.9 percent increased 60 basis

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points over last year’s fourth quarter. We believe our record fourth quarter and full-year results reflect our ability to provide customers with truly differentiated value from our industry-leading portfolio of innovative lighting and building management solutions along with superior service.”
Mr. Nagel continued, “During the fourth quarter, we made the decision to accelerate certain actions to streamline our supply chain, enhance our customer service and drive productivity. These actions included, among others, the closure of a manufacturing facility and the transfer of certain production to alternate locations in order to free up additional capacity for future growth and to better leverage our overall supply chain. These actions overlapped with the ramping-up of a new manufacturing facility and the addition of a new paint line. The combination of these actions created labor shortages in certain locations which negatively impacted production and shipments and resulted in cancelled orders as well as added costs. We estimate these short-term labor issues resulted in cancelled orders and lost contribution margin on more than $25 million of net sales and caused us to incur additional overtime and other costs in excess of $2 million in the quarter. The actions implemented during the fourth quarter are expected to have significant benefits to our business as we go forward. While the impact of these labor issues is mostly behind us, we may experience some modest carry over effect into our first quarter although we do not expect it to have a material impact on our results.”
Fiscal 2016 Fourth Quarter Results
The 22 percent year-over-year growth in fiscal 2016 fourth quarter net sales was primarily due to a 13 percent increase in volume as well as a 12 percent increase from acquisitions, partially offset by a net unfavorable change in product prices and mix of products sold (“price/mix”) of 2 percent and a 1 percent unfavorable impact from changes in foreign currency exchange rates. The increase in volume was broad-based across most product categories and key sales channels. Sales of LED-based products, which grew almost 40 percent over the year-ago period, represented approximately two-thirds of fiscal 2016 fourth quarter total net sales.
During the fourth quarter of fiscal 2016, the Company recorded a pre-tax special charge of $4.9 million for actions initiated to streamline the organization, including the integration of recent acquisitions. The special charge consisted primarily of severance and employee-related benefit costs for the elimination of certain positions, primarily within various selling, distribution, and administrative departments. Management expects to realize annual savings equal to approximately twice the amount of the charge and to achieve the full annua

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lized run-rate by the end of the second quarter of fiscal 2017. The Company expects to incur additional special charges in fiscal 2017 related to further integration activities of recent acquisitions. In connection with management’s decision to rationalize the Company’s portfolio of various brands, a $5.1 million impairment of an intangible asset was recorded in the fourth quarter of fiscal 2016 for the phaseout of a trade name.
Fiscal 2016 Full-Year Results
Net sales for fiscal 2016 increased $584.6 million, or 22 percent, to $3,291.3 million. Results for fiscal 2016 include operating profit of $475.2 million, net income of $290.8 million, and diluted EPS of $6.63.
Adjusted operating profit for fiscal 2016 increased $134.1 million, or 32 percent, to $555.2 million, or 16.9 percent of net sales, compared with prior year’s adjusted operating profit of $421.1 million, or 15.6 percent of net sales. Adjusted net income for fiscal 2016 was $343.7 million compared with $254.1 million for the prior-year period, an increase of 35 percent. Adjusted diluted EPS for fiscal 2016 increased $2.01, or 34 percent, to $7.84 compared with adjusted diluted EPS of $5.83 for the year-ago period. Adjusted results exclude amortization expense for acquired intangible assets, share-based compensation expense, acquisition-related items (including profit in inventory, professional fees, and certain contract termination costs), net loss on financial instruments, special charge for streamlining activities, and impairment of intangible asset. The total impact of these items on diluted EPS for fiscal 2016 and 2015 was $1.21 and $0.74, respectively. A reconciliation of adjusted financial measures to the most directly comparable U.S. GAAP measure is provided in the tables at the end of this release.
Net cash provided by operating activities totaled $345.7 million for the full year compared with $288.9 million for the year-ago period, representing a year-over-year increase of 20 percent. Cash and cash equivalents at the end of the fourth quarter of fiscal 2016 totaled $413.2 million, a decrease of $343.6 million since the beginning of the fiscal year. The Company used cash of $623.2 million for acquisitions during fiscal 2016.
Outlook
Mr. Nagel commented, “We remain bullish regarding the Company’s prospects for continued future profitable growth. We expect the growth rate for lighting and energy management solutions in the North American market, which includes renovation and retrofit activity and comprises over 97 percent of the Company’s revenues, will be in the mid-to-upper single

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digit range for fiscal 2017 based on third-party forecasts and other key leading indicators. Our order rates through the month of September reflect this favorable trend. Additionally, we believe that overall demand in our end markets will continue to experience solid growth over the next several years. We expect to continue to outperform the growth rates of the markets we serve by executing our strategies focused on growth opportunities for new construction and renovation projects, expansion into underpenetrated geographies and channels, and growth from the continued introduction of new lighting and building management solutions as part of our integrated, tiered solutions strategy.”
Management estimates a fiscal 2017 annual tax rate of approximately 35.5 percent before any discrete items, assuming the tax rates in the Company’s taxing jurisdictions remain generally consistent throughout the year. Additionally, management expects fiscal 2017 capital expenditures will approximate 2.5 percent of net sales.
Mr. Nagel concluded, “We believe the lighting and lighting-related industry as well as building management systems will experience solid growth over the next decade, particularly as energy and environmental concerns come to the forefront along with emerging opportunities for digital lighting to play a key role in the Internet of Things. We believe we are uniquely positioned to fully participate in this exciting industry.”
The independent registered public accounting firm’s audit report with respect to the Company’s fiscal year-end financial statements will not be issued until the Company completes its annual report on Form 10-K, including its evaluation of the effectiveness of internal controls over financial reporting. Accordingly, the financial results reported in this earnings release are preliminary pending completion of the audit.
Conference Call
As previously announced, the Company will host a conference call to discuss fourth quarter results today, October 5, 2016, at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company's Web site: www.acuitybrands.com.
About Acuity Brands
Acuity Brands, Inc., with fiscal year 2016 net sales of $3.3 billion, is the North American market leader and one of the world’s leading providers of indoor and outdoor lighting and energy management solutions. Acuity Brands, headquartered in Atlanta, Georgia has operations throughout North America, and in Europe and Asia, and employs approximately 12,000 associates. The Company’s products and solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural

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Lighting™, Winona® Lighting, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps™, Juno®, Indy™, AccuLite®, Aculux™, DanaLite, NaviLite®, Sunoptics®, RELOC® Wiring Solutions, eldoLED®, Distech Controls®, and Acuity Controls™.
Non-GAAP Financial Measures
This news release includes the following non-GAAP financial measures: "adjusted gross profit", “adjusted selling, distribution, and administrative expenses” (“adjusted SD&A expenses”), “adjusted operating profit”, “adjusted operating profit margin”, “adjusted net income”, and “adjusted diluted EPS”. These non-GAAP financial measures are provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. During fiscal 2016, the Company acquired four businesses which impacted the comparability of many of its GAAP financial measures. Specifically, management believes that these non-GAAP measures provide useful information to investors by excluding or adjusting items for amortization of acquired intangible assets, acquisition-related items, share-based compensation expense which is used as a method to improve retention and align the interests of key leaders of acquired businesses with those of the Company’s shareholders, special charges associated with efforts to streamline the organization and integrate acquisitions, net loss on financial instruments associated with acquisitions, and impairment of intangible asset. Management typically adjusts for these items for internal reviews of performance and uses the above non-GAAP measures for baseline comparative operational analysis, decision making and other activities. Management believes these non-GAAP measures provide greater comparability and enhanced visibility into the Company’s results of operations as well as comparability with many of its peers, especially those companies focused more on technology and software.
Non-GAAP financial measures included in this news release should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP. The most directly comparable GAAP measure for adjusted gross profit is "gross profit," which includes the impact of acquisition-related items. The most directly comparable GAAP measure for adjusted SD&A expenses is “SD&A expenses” which includes acquisition-related items, amortization of acquired intangible assets, share-based compensation expense, and impairment of intangible asset. The most directly comparable GAAP measures for adjusted other expense (income) is “other expense (income),” which includes the impact of net loss on financial instruments. The most directly comparable GAAP measures for adjusted operating profit, adjusted operating profit margin, adjusted net income, and adjusted diluted

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EPS are “operating profit,” “operating profit margin,” “net income,” and “diluted EPS,” respectively, which include the impact of acquisition-related items as well as amortization of acquired intangible assets, share-based compensation expense, special charges, impairment of intangible asset, and net loss on financial instruments. A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release.The Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures.
Forward Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as "expects," "believes," "intends," “estimates”, “forecasts,” "anticipates," “may,” “should”, “suggests”, “remain”, and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: prospects for continued future profitable growth and expectations for the Company to continue to outperform the growth rates of the markets it serves and execute strategies related to growth opportunities; expectations of a mid-to-upper single digit growth rate for the North American market for lighting and energy management solutions for fiscal 2017 and for overall demand in the Company’s end markets to continue to experience solid growth over the next several years and decade as well as the Company’s position to fully participate; realization of annual savings equal to approximately twice the amount of the special charge and achievement of the full annualized run-rate by the end of the first quarter of fiscal 2017; expectations of future significant benefits from fourth quarter actions to streamline the Company’s supply chain, enhance customer service, and drive productivity; expectations that fourth quarter labor issues will not have a material impact on fiscal 2017 first quarter results; expectations of additional special charges in fiscal 2017 related to further integration activities of recent acquisitions; intentions to invest in capital expenditures in fiscal 2017 totaling approximately 2.5 percent of net sales; and estimates for a fiscal 2017 annual tax rate of 35.5 percent before any discrete items assuming tax rates in taxing jurisdictions remain generally consistent throughout the year. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management's present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other

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contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company’s SEC filings including risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2015. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

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ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	August 31,
	2016
	(Preliminary)	2015
ASSETS
Current Assets:
Cash and cash equivalents	$413.2	$756.8
Accounts receivable, less reserve for doubtful accounts of $1.7and $1.3 as of August 31, 2016 and August 31, 2015, respectively	572.8	411.7
Inventories	295.2	224.8
Prepayments and other current assets	41.7	20.1
Total Current Assets	1,322.9	1,413.4
Property, Plant, and Equipment, net	267.8	174.6
Other Long-Term Assets	1,357.3	819.0
Total Assets	$2,948.0	$2,407.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$401.0	$311.1
Current maturities of long-term debt	0.2	—
Other accrued liabilities	271.3	209.8
Total Current Liabilities	672.5	520.9
Long-Term Debt	355.0	352.4
Other Long-Term Liabilities	260.7	173.7
Total Stockholders’ Equity	1,659.8	1,360.0
Total Liabilities and Stockholders’ Equity	$2,948.0	$2,407.0

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per-share data)

	Three Months Ended		Year Ended
	August 31,		August 31,
	2016		2016
	(Preliminary)	2015	(Preliminary)	2015
	(Unaudited)
Net Sales	$925.5	$759.5	$3,291.3	$2,706.7
Cost of Products Sold	523.4	438.2	1,855.1	1,561.1
Gross Profit	402.1	321.3	1,436.2	1,145.6
Selling, Distribution, and Administrative Expenses	262.1	206.9	946.0	756.9
Special Charge	4.9	2.6	15.0	12.4
Operating Profit	135.1	111.8	475.2	376.3
Other Expense (Income):
Interest expense, net	8.0	7.7	32.2	31.5
Miscellaneous (income) expense, net	(0.1)	11.7	(1.6)	1.2
Total Other Expense	7.9	19.4	30.6	32.7
Income before Provision for Income Taxes	127.2	92.4	444.6	343.6
Provision for Income Taxes	44.3	32.3	153.8	121.5
Net Income	$82.9	$60.1	$290.8	$222.1
Earnings Per Share:
Basic Earnings per Share	$1.90	$1.39	$6.67	$5.13
Basic Weighted Average Number of Shares Outstanding	43.7	43.2	43.5	43.1
Diluted Earnings per Share	$1.89	$1.37	$6.63	$5.09
Diluted Weighted Average Number of Shares Outstanding	43.9	43.5	43.8	43.4
Dividends Declared per Share	$0.13	$0.13	$0.52	$0.52

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended
	August 31,
	2016
	(Preliminary)	2015
Cash Provided by (Used for) Operating Activities:
Net income	$290.8	$222.1
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	62.6	45.8
Share-based compensation expense	27.7	18.2
Excess tax benefits from share-based payments	(25.6)	(17.6)
Gain loss on the sale or disposal of property, plant, and equipment	(0.9)	0.7
Asset impairment	5.1	—
Deferred income taxes	(6.1)	2.8
Loss on financial instruments, net	—	2.6
Change in assets and liabilities, net of effect of acquisitions, divestitures and effect of exchange rate changes:
Accounts receivable	(94.6)	(46.1)
Inventories	(24.0)	(15.1)
Prepayments and other current assets	(10.5)	0.7
Accounts payable	65.3	23.1
Other current liabilities	59.0	59.3
Other	(3.1)	(7.6)
Net Cash Provided by Operating Activities	345.7	288.9
Cash Provided by (Used for) Investing Activities:
Purchases of property, plant, and equipment	(83.7)	(56.5)
Proceeds from sale of property, plant, and equipment	2.2	1.3
Investments and acquisitions of businesses, net of cash acquired	(623.2)	(14.6)
Other investing activities	—	(2.6)
Net Cash Used for Investing Activities	(704.7)	(72.4)
Cash Provided by (Used for) Financing Activities:
Issuance of long-term debt	2.4	—
Proceeds from stock option exercises and other	14.2	11.6
Excess tax benefits from share-based payments	25.6	17.6
Dividends paid	(22.9)	(22.7)
Other financing activities	—	(10.4)
Net Cash Provided by (Used for) Financing Activities	19.3	(3.9)
Effect of Exchange Rate Changes on Cash	(3.9)	(8.3)
Net Change in Cash and Cash Equivalents	(343.6)	204.3
Cash and Cash Equivalents at Beginning of Year	756.8	552.5
Cash and Cash Equivalents at End of Year	$413.2	$756.8

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ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures:

(In millions, except earnings per share data)	Three Months Ended
	August 31,
	2016		2015
	(Preliminary)	% of Sales		% of Sales
Net Sales	$925.5		$759.5

Gross Profit	$402.1	43.4%	$321.3	42.3%
Add-back: Acquisition-related items	0.2		—
Adjusted Gross Profit (Non-GAAP)	$402.3	43.5%	$321.3	42.3%

Selling, Distribution, and Administrative Expenses	$262.1	28.3%	$206.9	27.2%
Less: Amortization of acquired intangible assets	(3.1)		(2.6)
Less: Share-based compensation expense	(7.9)		(5.4)
Less: Acquisition-related items	(0.2)		(1.2)
Less: Impairment of intangible asset	(5.1)		—
Adjusted Selling, Distribution and Administrative Expenses (Non-GAAP)	$245.8	26.6%	$197.7	26.0%

Operating Profit	$135.1	14.6%	$111.8	14.7%
Add-back: Amortization of acquired intangible assets	3.1		2.6
Add-back: Share-based compensation expense	7.9		5.4
Add-back: Acquisition-related items	0.4		1.2
Add-back: Impairment of intangible asset	5.1		—
Add-back: Special charge	4.9		2.6
Adjusted Operating Profit (Non-GAAP)	$156.5	16.9%	$123.6	16.3%

Other Expense (Income) (GAAP)	$7.9		$19.4
Less: Net loss on financial instruments	—		(13.1)
Adjusted Other Expense (Income) (Non-GAAP)	$7.9		$6.3

Net Income	$82.9		$60.1
Add-back: Amortization of acquired intangible assets	3.1		2.6
Add-back: Share-based compensation expense	7.9		5.4
Add-back: Acquisition-related items	0.4		1.2
Add-back: Impairment of intangible asset	5.1		—
Add-back: Special charge	4.9		2.6
Less: Net loss on financial instruments	—		13.1
Total pre-tax adjustments to Net Income	21.4		24.9
Income tax effect	(7.4)		(8.4)
Adjusted Net Income (Non-GAAP)	$96.9		$76.6

Diluted Earnings Per Share	$1.89		$1.37
Adjusted Diluted Earnings Per Share (Non-GAAP)	$2.21		$1.74

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(In millions, except earnings per share data)	Year Ended
	August 31,
	2016		2015
	(Preliminary)	% of Sales		% of Sales
Net Sales	$3,291.3		$2,706.7

Gross Profit	$1,436.2	43.6%	$1,145.6	42.3%
Add-back: Acquisition-related items	2.8		—
Adjusted Gross Profit (Non-GAAP)	$1,439.0	43.7%	$1,145.6	42.3%

Selling, Distribution, and Administrative Expenses	$946.0	28.7%	$756.9	28.0%
Less: Amortization of acquired intangible assets	(21.4)		(11.0)
Less: Share-based compensation expense	(27.7)		(18.2)
Less: Acquisition-related items	(8.0)		(3.2)
Less: Impairment of intangible asset	(5.1)		—
Adjusted Selling, Distribution and Administrative Expenses (Non-GAAP)	$883.8	26.9%	$724.5	26.8%

Operating Profit	$475.2	14.4%	$376.3	13.9%
Add-back: Amortization of acquired intangible assets	21.4		11.0
Add-back: Share-based compensation expense	27.7		18.2
Add-back: Acquisition-related items	10.8		3.2
Add-back: Impairment of intangible asset	5.1		—
Add-back: Special charge	15.0		12.4
Adjusted Operating Profit (Non-GAAP)	$555.2	16.9%	$421.1	15.6%

Other Expense (Income) (GAAP)	$30.6		$32.7
Add-back: Net gain on financial instruments	—		(2.6)
Adjusted Other Expense (Income) (Non-GAAP)	$30.6		$30.1

Net Income	$290.8		$222.1
Add-back: Amortization of acquired intangible assets	21.4		11.0
Add-back: Share-based compensation expense	27.7		18.2
Add-back: Acquisition-related items	10.8		3.2
Add-back: Impairment of intangible asset	5.1		—
Add-back: Special charge	15.0		12.4
Less: Net gain on financial instruments	—		2.6
Total pre-tax adjustments to Net Income	80.0		47.4
Income tax effect	(27.1)		(15.4)
Adjusted Net Income (Non-GAAP)	$343.7		$254.1

Diluted Earnings Per Share (GAAP)	$6.63		$5.09
Adjusted Diluted Earnings Per Share (Non-GAAP)	$7.84		$5.83

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Contact:
Dan Smith, 404-853-1423
dan.smith@acuitybrands.com